Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Peggy Y. Fowler, Chief Executive Officer and President, and James J. Piro, Executive Vice President, Finance, Chief Financial Officer and Treasurer, of Portland General Electric Company (the “Company”), hereby certify that the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the “Report”), fully complies with the requirements of that section.

We further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Peggy Y. Fowler	/s/ James J. Piro
Peggy Y. Fowler	James J. Piro
Chief Executive Officer and President	Executive Vice President, Finance, Chief Financial Officer and Treasurer

Date:	October 30, 2008	Date:	October 30, 2008